EXHIBIT 10.43

                              CONVERSION AGREEMENT


         THIS CONVERSION AGREEMENT ("Agreement"), is made and entered effective as of February 17, 1999, among LifeRate Systems, Inc., a Minnesota corporation (the "Company"), and The Atlanta Cardiology Group, a professional corporation organized under the laws of the State of Georgia ("ACG").

         A. ACG holds a Convertible Subordinated Note, dated March 28, 1997, payable by the Company in the principal amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00), as amended pursuant to a letter agreement, dated November 10, 1997 (as amended, the "Note").

         B. The Company has ceased operations and is winding down its business.

         C. ACG is willing to enter into this Agreement in full satisfaction of the Note so to facilitate the winding down of the Company's business.

         Accordingly, in consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. CONVERSION OF NOTE. ACG hereby agrees to convert all outstanding principal under the Note into 677,710 shares of Common Stock (the "Conversion Securities") of the Company at a conversion price of $3.32 per share. ACG acknowledges no interest is due under the Note. The issuance of the Conversion Securities shall constitute full payment of all amounts due under the Note and all obligations of the Company thereunder. Promptly after execution of this Agreement, ACG shall surrender the original Note to the Company, and the Company shall instruct its transfer agent and registrar to issue to ACG a stock certificate representing 677,710 shares of Common Stock. The covenants contained in Section 8 of the Note are hereby terminated.

         2. REPRESENTATIONS AND WARRANTIES OF ACG. ACG represents and warrants to the Company as follows:

                  (a) The Conversion Securities are being acquired for investment for ACG's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. ACG understands that the Conversion Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by ACG. ACG further understands that the Conversion Securities may not be transferred or resold without registration under the Securities Act and any applicable state securities laws, or an exemption from the requirements of the Securities Act and applicable state securities laws.

                  (b) ACG's principal office is at 5665 Peachtree, Dunwoody Road, N.E., Atlanta, Georgia 30342. ACG qualifies as an "accredited investor," as defined in Rule 501 of Regulation D under the Securities Act. ACG acknowledges that the Company has made available to ACG at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the business, operations and financial condition of the Company and the terms and conditions of the issuance of securities contemplated by this Agreement and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to ACG. ACG is able to bear the loss of its entire investment in the Conversion Securities without any material adverse affect on its business, operations or prospects, and has such knowledge and experience of financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it pursuant to this Agreement.



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                  (c) This Agreement has been duly authorized by all necessary action on the part of ACG, has been duly executed and delivered by ACG and is a valid and binding agreement of ACG.

         3. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights and obligations of the parties hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise), in whole or in part, by any party without the prior written consent of each other party, and neither this Agreement nor any provision hereof may be amended, modified, waived or discharged without the written consent of the party against whom enforcement of such amendment, modification, waiver or discharge is sought.

         4.       MISCELLANEOUS.

                  (a) This Agreement embodies the entire agreement and understanding of the parties relative to the subject matter hereof and supersedes any and all other agreements and understanding, whether written or oral, relative to the matters discussed herein.

                  (b) This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

                  (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.


                                        LIFERATE SYSTEMS, INC.


                                        By /s/  F.G. Hamilton
                                           -------------------------------------
                                           F.G. Hamilton

                                        Its Acting CEO


                                        THE ATLANTA CARDIOLOGY GROUP, P.C.


                                        By /s/  Dr. William Knopf
                                           -------------------------------------
                                           Dr. William Knopf

                                        Its President



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